Exhibit 99.5

NETWORK SERVICES AND SYSTEMS SEGMENT REVENUE BY CUSTOMER GROUP

NDCHealth Corporation and Subsidiaries

(from continuing operations)

($ in millions)

	Fiscal 2003					Fiscal 2004
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Pharmacy	$32.5	$33.7	$34.3	$35.4	$135.9	$34.9	$36.5	$38.8	$37.2	$147.4
Hospital	$13.5	$13.4	$14.2	$15.1	$56.2	$14.4	$14.4	$13.2	$14.1	$56.1
Physician	$9.3	$12.0	$10.8	$13.6	$45.7	$9.9	$12.4	$10.8	$6.2	$39.3
Other	$4.0	$4.0	$4.1	$4.2	$16.3	$3.9	$3.6	$3.4	$3.4	$14.3

Total - Network Services and Systems Segment	$59.3	$63.1	$63.4	$68.3	$254.1	$63.1	$66.9	$66.2	$60.9	$257.1